CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 21, 2016, relating to the financial statements and financial highlights, which appear in the February 29, 2016 Annual Reports to Shareholders of Columbia Convertible Securities Fund, Columbia Select Large Cap Equity Fund, Columbia Large Cap Enhanced Core Fund, Columbia Large Cap Index Fund, Columbia Large Cap Growth Fund II (formerly known as Columbia Marsico 21st Century Fund), Columbia Large Cap Growth Fund III (formerly known as Columbia Marsico Focused Equities Fund), Columbia Large Cap Growth Fund V (formerly known as Columbia Marsico Growth Fund), Columbia Mid Cap Index Fund, Columbia Mid Cap Value Fund, Columbia Small Cap Index Fund, Columbia Small Cap Value Fund II, Columbia Overseas Value Fund, Columbia Select International Equity Fund and Columbia Select Global Growth Fund (formerly known as Columbia Marsico Global Fund) (fourteen of the funds constituting Columbia Funds Series Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

June 24, 2016